Exhibit 21





                            CIRCUIT CITY STORES, INC.


                           Subsidiaries of the Company




                                                              Jurisdiction of
                                                              Incorporation
          Subsidiary                                          or Organization

CC Distribution Company of Virginia, Inc.                     Virginia


Circuit City Stores West Coast, Inc.                          California


First North American National Bank                            National Bank
                                                              Located in Georgia

Northern National Insurance Ltd.                              Bermuda


Patapsco Designs, Inc.                                        Maryland


CarMax, Inc.                                                  Virginia


CarMax Auto Superstores, Inc.                                 Virginia


CarMax Auto Superstores West Coast, Inc.                      California


DIVX Entertainment, Inc.                                      California


DIVX Management, Inc.                                         Virginia


DIVX Direct, Inc.                                             Virginia


DIVX Services, Inc.                                           Virginia